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                                                                      EXHIBIT 21


                       Listing of Subsidiary Corporations
                             (as of January 1, 2005)
                       ----------------------------------


Subsidiary Corporation                                State of Incorporation
----------------------                                ----------------------

Linens 'n Things Center, Inc.                         California

Bloomington MN, L.T., Inc.                            Minnesota

Linens 'n Things Investment Canada I Company          Nova Scotia, Canada

Linens 'n Things Investment Canada II Company         Nova Scotia, Canada

Linens 'n Things Canada Corp.                         Nova Scotia, Canada

Linens 'n Things Canada Limited Partnership           Alberta, Canada

LNT, Inc.                                             New Jersey

LNT Services, Inc.                                    Delaware

LNT West, Inc.                                        Delaware

LNT Leasing LLC                                       Delaware

LNT Leasing II LLC                                    Delaware

LNT Leasing III LLC                                   Delaware

LNT Virginia LLC                                      Virginia

LNT Merchandising Company, LLC                        Delaware

Citadel LNT LLC                                       Delaware


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